Exhibit 32.1
CERTIFICATION

In connection with the amended annual report of Benacquista Galleries, Inc. (the “Company”) on Form 10-KSB/A for the period ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), I, James Price, Chief Executive Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350, as adopted), that:

1.	The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of the periods covered by the Annual Report.

Date: May 18, 2007
	By:	/s/ James Price
James Price
Chief Executive Officer